UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2013

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On May 23, 2013, subsidiaries of Sabra Health Care REIT, Inc. (“Sabra”) completed an underwritten public offering of $200 million aggregate principal amount of 5.375% senior notes due 2023 (the “2023 Notes”) pursuant to an indenture, dated May 23, 2013 (the “Indenture”), among Sabra Health Care Limited Partnership, Sabra Capital Corporation (collectively, the “Issuers”), Sabra (as guarantor), and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated May 23, 2013 (the “First Supplemental Indenture”), among the Issuers, Sabra (as guarantor), the other guarantors named therein (together with Sabra, the “Guarantors”), and the Trustee.

Indenture and 2023 Notes

Interest. The 2023 Notes accrue interest at a rate of 5.375% per annum payable semiannually on June 1 and December 1 of each year, commencing on December 1, 2013. The 2023 Notes mature on June 1, 2023.

Guarantee. The obligations under the 2023 Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by Sabra and certain of Sabra’s other existing and, subject to certain exceptions, future subsidiaries.

Optional Redemption. The 2023 Notes will be redeemable at the option of the Issuers, in whole or in part, at any time, and from time to time, on or after June 1, 2018, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to the applicable redemption date. In addition, prior to June 1, 2018, the Issuers may redeem all or a portion of the 2023 Notes at a redemption price equal to 100% of the principal amount of the 2023 Notes redeemed, plus a “make-whole” premium, plus accrued and unpaid interest to the applicable redemption date. At any time, or from time to time, on or prior to June 1, 2016, the Issuers may redeem up to 35% of the principal amount of the 2023 Notes issued under the Indenture, using an amount equal to all or a portion of the proceeds from specific kinds of equity offerings, at a redemption price of 105.375% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date.

Ranking. The 2023 Notes and the related guarantees are senior unsecured obligations of the Issuers and the Guarantors, and rank equally in right of payment with other existing and future unsecured senior indebtedness of the Issuers and the Guarantors, including the 2018 Notes (as defined below). The 2023 Notes are effectively junior to all of the Issuers’ and the Issuers’ consolidated subsidiaries’ secured indebtedness to the extent of the value of the collateral securing such debt, including Sabra’s $230.0 million revolving credit facility and Sabra’s mortgage indebtedness, and structurally junior to the indebtedness and other obligations of any non-guarantor subsidiaries.

Change of Control. If certain change of control events occur, the Issuers must offer to repurchase the 2023 Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the applicable repurchase date.

Other Covenants. The Indenture contains other restrictive covenants that, among other things, restrict the ability of Sabra, the Issuers and their restricted subsidiaries to: (i) incur or guarantee additional indebtedness; (ii) incur or guarantee secured indebtedness; (iii) pay dividends or distributions on, or redeem or repurchase, their capital stock; (iv) make certain investments; (v) create liens on their assets; (vi) enter into transactions with affiliates; (vii) merge or consolidate or sell all or substantially all of their assets; and (viii) create restrictions on the ability of Sabra’s restricted subsidiaries to pay dividends or other amounts to Sabra. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.

Events of Default. The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the 2023 Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then outstanding 2023 Notes may become due and payable immediately.

The foregoing summary of the Indenture and the 2023 Notes is a summary only and is qualified in its entirety by reference to the Indenture and the First Supplemental Indenture and the form of the 2023 Notes, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 8.01	Other Events

The public offering of the 2023 Notes was registered under the Securities Act of 1933, as amended, pursuant to an effective Registration Statement on Form S-3 (File No. 333-188696) filed with the Securities and Exchange Commission on May 20, 2013, a base prospectus, dated May 20, 2013, included as part of the registration statement, and a prospectus supplement, dated May 20, 2013, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In connection with the filing of the prospectus supplement, we are filing as Exhibits 5.1, 5.2, 5.3 and 5.4 to this Current Report on Form 8-K the opinions of Venable LLP, O’Melveny & Myers LLP, Wilmer Cutler Pickering Hale and Dorr LLP and Andrews Kurth LLP, respectively, regarding the validity of the 2023 Notes and related guarantees.

On May 23, 2013, the Issuers issued to the trustee under the indenture governing the Issuers’ outstanding 8.125% Senior Notes due 2018 (the “2018 Notes”), a notice of redemption for $113.75 million of the outstanding 2018 Notes, representing 35% of the aggregate principal amount of the 2018 Notes currently outstanding. The 2018 Notes will be redeemable at a redemption price of 108.125% of the principal amount being redeemed, plus accrued and unpaid interest thereon to the date of redemption, which is expected to occur on June 24, 2013.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of May 23, 2013, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated May 23, 2013, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 5.375% senior note due 2023 (included in Exhibit 4.2).

5.1	Opinion of Venable LLP.

5.2	Opinion of O’Melveny & Myers LLP.

5.3	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

5.4	Opinion of Andrews Kurth LLP.

23.1	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of O’Melveny & Myers LLP (included in the opinion filed as Exhibit 5.2).

23.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion filed as Exhibit 5.3).

23.4	Consent of Andrews Kurth LLP (included in the opinion filed as Exhibit 5.4).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Richard K. Matros
Name:	Richard K. Matros
Title:	Chief Executive Officer & President

Dated: May 23, 2013